Exhibit 1.1

EXECUTION COPY

SENIOR HOUSING PROPERTIES TRUST

$200,000,000 Aggregate Principal Amount

6.75% Senior Notes Due 2020

UNDERWRITING AGREEMENT

April 6, 2010

UNDERWRITING AGREEMENT

April 6, 2010

UBS Securities LLC

Banc of America Securities LLC

Jefferies & Company, Inc.

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters

c/o UBS Securities LLC
677 Washington Blvd.
Stamford, Connecticut 06901

Ladies and Gentlemen:

Senior Housing Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) for whom UBS Securities LLC, Banc of America Securities LLC, Jefferies & Company, Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) $200,000,000 in aggregate principal amount of its 6.75% Senior Notes Due 2020 (the “Notes”).  The Notes are to be issued pursuant to an indenture dated as of December 20, 2001 (the “Base Indenture”), between the Company and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture thereto to be dated as of April 9, 2010 (the “Supplemental Indenture”).  The Base Indenture and the Supplemental Indenture are referred to collectively herein as the “Indenture.”  Copies of the Indenture, in substantially final form, have been delivered to the Underwriters.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement (File No. 333-160480) on Form S-3 under the Act (the “shelf registration statement”), including a prospectus relating to, among other things, common shares of beneficial interest, preferred shares of beneficial interest, depository shares, guarantees, debt securities and warrants for such securities of the Company, and such amendments to such registration statement, as may have been required prior to the date hereof, have been similarly prepared and have been filed with the Commission.  Such shelf registration statement, as so amended, and any post-effective amendments thereto, have become effective under the Act.

The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus included in the shelf registration statement, as so amended, describing the Notes and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriters.

Except where the context otherwise requires, the term “Registration Statement” as used in this Agreement means the shelf registration statement, as amended at the time it became effective for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as part thereof or incorporated by reference or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

Except where the context otherwise requires, the term “Basic Prospectus” as used in this Agreement means the prospectus dated July 8, 2009 included in the shelf registration statement.  Except where the context otherwise requires, the term “Prepricing Prospectus” as used in this Agreement means each preliminary form of the Prospectus (as defined herein) subject to completion, if any, used in connection with the offering of the Notes.  Except where the context otherwise requires, the term “Prospectus Supplement” as used in this Agreement means any final prospectus supplement specifically relating to the Notes, in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act.  Except where the context otherwise requires, the term “Prospectus” as used in this Agreement means the Basic Prospectus together with the Prospectus Supplement, except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Notes contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).

“Disclosure Package,” as used herein, means the Basic Prospectus, including without limitation the documents incorporated by reference therein as of the time of sale (as defined below), together with any Prepricing Prospectus and any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference in this Agreement to the shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, in each case as amended (as amended, the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference in this Agreement to the term “amend,” “amendment” or “supplement” with respect to the shelf registration statement, the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, any Prospectus Supplement, any

Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Prepricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.676% of the principal amount thereof, plus accrued interest, if any, the aggregate principal amount of Notes set forth opposite the name of such Underwriter in Schedule A attached hereto (subject to adjustment in accordance with Section 8 hereof).

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

2.             Payment and Delivery.  Payment of the purchase price for the Notes shall be made to the Company by Federal Funds wire transfer, against delivery of the Notes to you through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  The Notes shall be delivered in the form of one or more permanent global securities deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.  Interests in such global security will be held in book-entry form through DTC, except in the limited circumstances described in the Prospectus.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on April 9, 2010 (unless another time shall be agreed to by you or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are actually made is hereinafter sometimes called the “time of purchase.”  For purposes of this Agreement, 3:30 P.M., New York City time, on April 6, 2010 shall be referred to as the “time of sale.”

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at 9:00 A.M. at such location(s) as shall be agreed upon by you and the Company on the date of the closing of the purchase of the Notes.

3.             Representations and Warranties of the Company.  The Company represents and warrants as of the date of this Agreement, as of the time of sale and as of the time of purchase to and agrees with each of the Underwriters that:

(a)           no order preventing or suspending the use of the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus is in effect and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction.  The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or the securities authority of any state or other jurisdiction;

(b)           (i) the Company is eligible to use Form S-3 and the offering of the Notes complies and will comply with the requirements of Rule 415 under the Act including, without limitation, Rule 415(a)(5); (ii) each part of the Registration Statement, when it became effective, complied, or with respect to any part of the Registration Statement that has not yet become effective, will comply at the time of effectiveness, and as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, will comply, in all material respects, with applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”); (iii) each part of the Registration Statement did not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) each Prepricing Prospectus, if any, complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; (v) the Disclosure Package, as of the time of sale, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, in all material respects with the requirements of the Act and the 1939 Act; (vii) each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act) and the 1939 Act; (viii) at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ix) at no time during the period that begins on the date of such Permitted Free Writing Prospectus and continues through the time of the filing of the Prospectus with the Commission did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to (x) statements or omissions in the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company by such Underwriter through the Representatives expressly for use therein or (y) the Trustee’s Statement of Eligibility and Qualification on Form T-1 under the 1939 Act;

(c)           (i) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering or sale of the Notes other than the Basic Prospectus, any Prepricing Prospectus, the Permitted Free Writing Prospectuses, if any, and the Prospectus; (ii) the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; (iii) assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), (iv) the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, (v) the Prepricing Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, (vi) neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act, (vii) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes contemplated by the Registration Statement, (viii) the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Notes contemplated hereby is solely the property of the Company;

(d)           the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in (i) the Registration Statement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and (ii) any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(e)           the Indenture has been duly and validly authorized by the Company and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(f)            the Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles, and the Notes will conform in all material respects to the description thereof in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(g)           the Company has, and as of the time of purchase the Company will have, an authorized capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus (and any similar information, if any, contained in any Permitted Free Writing Prospectus); as of the date of this Agreement the Company has an outstanding capitalization as set forth in the Registration Statement, any Prepricing Prospectus and the Prospectus and as of the time of purchase there shall not have been any changes since the date of this Agreement in the Company’s outstanding capitalization, except for differences which are not material; all of the issued and outstanding common shares of beneficial interest of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive or similar right;

(h)           the Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, and to execute and deliver this Agreement and to issue, sell and deliver the Notes as contemplated herein;

(i)            the Company is duly qualified and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”);

(j)            the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity except for (i) the Company’s subsidiaries (as defined in the Act) (the “Subsidiaries”) and (ii) the Company’s ownership of 1,000,000 common shares of HRPT Properties Trust, 3,235,000 common shares of Five Star Quality Care, Inc. as described in the Registration Statement, the Prepricing Prospectus and the Prospectus and its 14.28% ownership interest in Affiliates Insurance Company as described in the Registration Statement, the Prepricing Prospectus and the Prospectus.  The Subsidiaries identified in Schedule C attached hereto (each, a “Significant Subsidiary”) are the only Subsidiaries of the Company that are significant subsidiaries (as such term is defined by Rule 1-02(w) of Regulation S-X) of the Company.  Each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.  Each of the Significant Subsidiaries is duly qualified and in good standing to do business in the jurisdictions set forth below the name of such Significant Subsidiary on Schedule D hereto, such jurisdictions being the only jurisdictions in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.  Each Subsidiary that is not a Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate, trust, partnership or other power to acquire and own, lease and operate its properties and to conduct its business, as described in the Registration Statement, the Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each Subsidiary that is not a Significant Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of the property requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

(k)           this Agreement has been duly authorized, executed and delivered by the Company;

(l)            except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), (i) its Declaration of Trust, charter or by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is subject or by which any of them or any of their properties is bound or affected or (iii) any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, except, in the case of clauses (ii) and (iii), for those breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

(m)          the issuance by the Company of the Notes, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated herein (including, without limitation, the application of the net proceeds of the offering by the Company as described in the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Notes or any property or assets of the Company pursuant to (i) the provisions of the Declaration of Trust or the bylaws of the Company or any Subsidiary or any of the Company’s or any Subsidiary’s other organizational documents, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (iii) any applicable laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its or its Subsidiaries’ properties, other than, in the case of clause (ii), as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby;

(n)           no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency or with the NYSE, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Notes or the consummation by the Company of the transactions as contemplated hereby (including, without limitation, the application of the net proceeds of the offering by the Company as described in the

Prepricing Prospectus and the Prospectus), other than registration of the Notes under the Act, which has been effected, the qualification of the Indenture under the 1939 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriters;

(o)           no person has the right, contractual or otherwise, to cause the Company to register under the Act any securities of the Company as a result of the filing or effectiveness of the Registration Statement or the sale of Notes contemplated thereby, except for such rights as have been complied with or waived;

(p)           Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries was filed with the Commission as part of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and is incorporated by reference in the Registration Statement, the Prepricing Prospectus, the Prospectus and, if applicable, any Permitted Free Writing Prospectuses, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q)           all legal or governmental proceedings, affiliate or other related party transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), contracts, leases or documents of a character required to be described in the Registration Statement, the Prepricing Prospectus, the Prospectus or any Incorporated Document, and all documents required to be filed as an exhibit to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document, have been so described or filed or will be filed prior to the time of purchase as required;

(r)            except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of the Company’s or any of the Subsidiaries’ properties or assets is the subject, the result of which would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, and, to the Company’s knowledge, no such proceedings are threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.  To the Company’s knowledge, there are no legal or governmental proceedings pending or threatened to which any lessee, sublessee or operator of any property of the Company or any Subsidiary or portion thereof is a party, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and no such proceedings are being threatened or contemplated, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the result of which would, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the

Subsidiaries has received from any governmental authority notice of any violation of any local, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry (“Health Care Laws”) or relating to human health or safety or the environment or any hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”)), except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, there is no violation of any local, state or federal law, rule or regulation (including without limitation Health Care Laws and Environmental Laws) by any person from whom the Company or any of the Subsidiaries acquired any of its properties (a “seller”), or any lessee, sublessee or operator of any of their respective properties or any part thereof, the result of which would, individually or in the aggregate, have a Material Adverse Effect, and to the Company’s knowledge, there is no such violation, or any occurrence or circumstance that would give rise to a claim under or pursuant to any local, state or federal law, rule or regulation (including without limitation any Health Care Laws or Environmental Laws), which would, individually or in the aggregate, have a Material Adverse Effect, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.  Neither the Company nor any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the properties or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated individually or in the aggregate would have a Material Adverse Effect.  Nothing has come to the Company’s attention that any seller, lessee, sublessee or operator of any property of the Company or any of the Subsidiaries, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties (as defined in Section 3(s) below) or any part thereof of the Company or any of the Subsidiaries that individually or in the aggregate would have a Material Adverse Effect;

(s)           as of the respective dates at which such information is given, each of the Company and the Subsidiaries has good and marketable title in fee simple or ground leases to the properties disclosed in the Registration Statement, the Disclosure Package and the Prospectus as being owned or ground leased by them (the “Properties”); and the Properties are free and clear of all liens, encumbrances, claims, mortgages, deeds of trust, restrictions, security interests and defects (“Property Encumbrances”), except for: (i) the leasehold interests of lessees (and others claiming interests by, through or under such leases) in the Company’s and the Subsidiaries’ properties held under lease (the “Leases”), (ii) any other Property Encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (iii) those Property Encumbrances set forth in the Registration Statement, the Disclosure Package and the Prospectus.  All Property Encumbrances on or affecting the properties of the Company or any of the Subsidiaries which are required to be disclosed in the Registration Statement, the

Disclosure Package and the Prospectus are disclosed therein.  Except where it would not individually or in the aggregate have a Material Adverse Effect, each of the Leases pertaining to the properties of the Company or any of the Subsidiaries has been duly authorized by the Company or one of the Subsidiaries, as applicable, and is a valid and binding agreement of the Company or one of the Subsidiaries, as applicable, and, to the Company’s knowledge, each other party thereto, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  To the Company’s knowledge, no lessee of any portion of any of the properties of the Company or any of the Subsidiaries is in default under its respective Lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such Lease, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(t)            the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the operators, lessees or sublessees of any property or portion thereof of the Company or any of the Subsidiaries have such permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities (“permits”), including, without limitation, under any Health Care Laws or Environmental Laws, as are necessary in the case of each such party to acquire and own, lease or operate its properties and to conduct its business, except where the failure to obtain such permits would not individually or in the aggregate have a Material Adverse Effect; except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of the Subsidiaries and, to the Company’s knowledge, each of the lessees, sublessees or operators of any property or portion thereof of the Company or any of the Subsidiaries have fulfilled and performed all of their obligations with respect to such permits and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such permit, except where the failure to fulfill or perform, or the resulting termination or impairment, would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, such permits contain no restrictions that are burdensome to the Company and the Subsidiaries, taken as a whole and that would, individually or in the aggregate, have a Material Adverse Effect;

(u)           the financial statements, together with the related schedules and notes, forming a part of the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.  Any pro forma financial statements and other pro forma financial data included or incorporated by reference in the Registration Statement, any Prepricing

Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.  To the extent applicable, all disclosures contained in the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document regarding Non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and, if applicable, Item 10 of Regulation S-K.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Variable Interest Entity Topic of the FASB Accounting Standards Codification), not disclosed in the Registration Statement, each Prepricing Prospectus and the Prospectus.  The other financial and statistical data set forth in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Prepricing Prospectus or the Prospectus that are not included as required;

(v)           subsequent to the respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or the Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, (iv) any material change in the outstanding shares of beneficial interest or material increase in the outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the shares of beneficial interest of the Company or a dividend distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly-owned subsidiaries of the Company) other than (A) regular quarterly dividends, declared, paid or made and (B) the issuance of common shares of beneficial interest to the trustees and officers of the Company and directors, officers and employees of Reit Management & Research LLC, the Company’s manager (“RMR”), pursuant to the Company’s Incentive Share Award Plan and to RMR in payment of its incentive fee in accordance with the Company’s advisory agreement with RMR filed as an exhibit to the Registration Statement.  None of the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

(w)          each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which they are engaged, except as described in the Registration Statement, the Disclosure Package and the Prospectus.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, all policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers, directors and trustees are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(x)            except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, any Prepricing Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

(y)           neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(z)            the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which would not individually or in the aggregate have a Material Adverse Effect;

(aa)         the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb)         the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) any significant deficiencies in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; any material weaknesses in the Company’s internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there has been no significant change in the Company’s internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification in the Incorporated Documents filed since January 1, 2008 are complete and correct as of the dates such statements were made; each of the Company and its trustees and officers is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(cc)         the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed, except where the failure to file such return or form would not, individually or in the aggregate, have a Material Adverse Effect.  Such returns and forms are complete and correct in all material respects, and all taxes shown on such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided.  All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made except where the failure to fulfill or perform, would not, individually or in the aggregate, have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes.  There have been no tax deficiencies asserted and, to the Company’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that would individually or in the aggregate have a Material Adverse Effect;

(dd)         the Company has provided you with true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any trustee or executive officer of the Company, or to any family member or affiliate of any trustee or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any trustee or executive officer of the Company, or to or for any family member or affiliate of any trustee or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any trustee or executive officer of the Company, or any family member or affiliate of any trustee or executive officer, which loan was outstanding on July 30, 2002;

(ee)         neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Prepricing Prospectus, the Prospectus or any Incorporated Document;

(ff)           the Company meets the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”);

(gg)         the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Notes will not be, and, after giving effect to the offering and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

(hh)         in accordance with Conduct Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Notes have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Notes shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.             Certain Covenants.

(a)           The Company hereby agrees:

(i)        to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Notes; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(ii)       to make available to the Underwriters in New York City as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Notes, a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Notes, the Company will prepare promptly upon request, but at its expense, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(iii)      to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of either of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of either of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Prepricing Prospectus or the Prospectus, including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

(iv)     to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Notes, and to promptly notify you of such filing;

(v)      if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the registration statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the registration statement or such post-effective amendment has become effective;

(vi)     to furnish to you and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) upon request, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such communications, documents or information becomes available; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via EDGAR, IDEA or any successor database;

(vii)    to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required under the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of the Notes, which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(viii)   to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than August 9, 2011, an earning statement of the Company satisfying the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(ix)      to furnish or make available to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and of cash flow of the Company) for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(x)       to furnish to you three conformed copies of each of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(xi)      to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof;

(xii)     to apply the net proceeds from the sale of the Notes, in all material respects, in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(xiii)    to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (vii) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(xiv)    to pay all expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Notes including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Notes by FINRA (including the legal fees and filing fees and other disbursements of counsel to the Underwriters with respect thereto), (vi) any listing of the Notes on any securities exchange and any registration thereof under the Exchange Act, (vii) the fees and disbursements of the Trustee and its counsel, (viii) the approval of the Notes by DTC for “book-entry” transfer, (ix) the rating of the Notes by rating agencies, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (xi) the performance of the Company’s other obligations hereunder;

(xv)     to comply with Rule 433(g) under the Act;

(xvi)    not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or to publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of UBS Securities LLC for a period beginning at the date of this Agreement and ending at the later of the time of purchase or the lifting of trading restrictions by UBS Securities LLC.  For the avoidance of doubt, this covenant does not prohibit draws under the Company’s existing $550 million aggregate principal amount credit facility which matures in 2010 during the period specified in the foregoing sentence;

(xvii)   to use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code;

(xviii)  prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Notes, without your prior consent; and

(xix)    not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Notes by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Notes, in each case other than the Prospectus.

(b)           Each Underwriter represents, severally and not jointly, that it has not and will not use any “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission by the Company or any Underwriter pursuant to Rule 433 under the Act, other than any free writing prospectus listed on Schedule B hereto or otherwise consented to by the Company.

5.             Reimbursement of Underwriters’ Expenses.  If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to clause (ii)(A), (C), (D) or (E) of the second paragraph of Section 7 hereof or pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(a)(xiv) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase an opinion of Sullivan & Worcester LLP, counsel for the Company, addressed to the

Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters and in form satisfactory to the Underwriters.  In rendering their opinion as aforesaid, Sullivan & Worcester LLP may limit such opinion to matters of federal, Massachusetts and New York law and, as to matters governed by Maryland law, may rely upon the opinion, dated as of the time of purchase of Venable LLP delivered pursuant to Section 7(b) of this Agreement, provided that such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to the Underwriters and counsel for the Underwriters.  In addition, in rendering such opinion, such counsel may state that their opinion as to laws of the State of Delaware is limited to the Limited Liability Company Act of the State of Delaware and that their opinion with respect to the qualification of the Company and its Subsidiaries to do business in jurisdictions other than their respective jurisdiction of organization is based solely upon certificates to such effect issued by an appropriate official of the applicable jurisdictions.

(b)           The Company shall furnish to you at the time of purchase an opinion of Venable LLP, special Maryland counsel of the Company, addressed to the Underwriters, and dated the time of purchase, with reproduced copies for each of the other Underwriters and in form satisfactory the Underwriters.

(c)           You shall have received at the time of purchase an opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated the time of purchase, with respect to the sale of the Notes by the Company, the Registration Statement, the Prospectus and such other related matters as the Underwriters may require.  In addition, Dewey & LeBoeuf LLP may rely on the opinion of Venable LLP as to all matters of Maryland law.

(d)           You shall have received from Ernst & Young LLP letters addressed to the Underwriters in the forms approved by UBS Securities LLC, and dated (i) the date of this Agreement, which letter shall cover, without limitation, the information in the Registration Statement, any Prepricing Prospectus, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any, and the Prospectus and (ii) the time of purchase, which letter shall cover, without limitation, the information in the Registration Statement and the Prospectus, and the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e)           No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall have been made to which you have objected in writing.

(f)            The Registration Statement shall have become effective, and the Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, no later than the second full business day after the date of this Agreement or such earlier time as required by the Act.

(g)           Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Prepricing Prospectuses or the Prospectus, and no amendment or supplements thereto, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)           Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(i)            The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and the conditions set forth in paragraphs (g) and (h) of this Section 6 have been met.

(j)            The Company will, at the time of purchase, deliver to you a certificate of its Chief Financial Officer, in the form set forth in Exhibit A hereto.

(k)           The Company will at the time of purchase deliver to you a certificate signed by the Chief Financial Officer of the Company substantially in such form approved by you and counsel to the Underwriters, respecting the Company’s compliance, both prior to and after giving effect to the transactions contemplated hereby (including, without limitation, the application of the net proceeds by the Company as described in the Prospectus), with the financial covenants set forth in the Company’s credit agreement, the Company’s indenture relating to the Company’s 8-5/8% Senior Notes due 2012 and the Company’s indenture relating to the Company’s 7-7/8% Senior Notes due 2015 and other agreements and instruments respecting outstanding material indebtedness of the Company and the Subsidiaries.

(l)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration

Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as you may reasonably request.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared or become effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission.  Until such time as this Agreement shall have become effective, it may be terminated by notifying you, or by you, as representatives of the Underwriters, by notifying the Company.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Securities LLC if (i) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Prepricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the judgment of UBS Securities LLC, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus, or (ii) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE Amex or the Nasdaq Stock Market Inc.; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of UBS Securities LLC, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, any Disclosure Package or the Prospectus.

If UBS Securities LLC, as a Representative, elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections

4(a)(xiv), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the aggregate principal amount of Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the Notes they are obligated to purchase pursuant to Section 1 hereof) the Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of the entire aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Prepricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its trustees, officers, employees and agents and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the

Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to the foregoing paragraphs (a) and (b) of this Section 9, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party) and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which it may have to such indemnified party or otherwise.  Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such Proceeding or such indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No indemnifying party shall be liable for any settlement of any such Proceeding effected without the written consent of such indemnifying party but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, liability or failure to act, by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, employees or agents or any person (including each partner, officer, director, employee or agent of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its trustees, officers, employees or agents or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the issuance and delivery of the Notes.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers, trustees, employees or agents in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, any Prepricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 677 Washington Blvd., Stamford, Connecticut 06901, Attention: Fixed Income Syndicate, with a copy to Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Donald J. Murray, Esq.; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 400 Centre Street, Newton, Massachusetts 02458, Attention: David J. Hegarty, President and Chief Operating Officer, with a copy to Sullivan & Worcester

LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: Alexander A. Notopoulos, Jr., Esq.

11.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party.  Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers and, if applicable, trustees referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.           Information Furnished by the Underwriters.  The statements set forth in the third paragraph, the second sentence of the fifth paragraph and seventh paragraph, under the caption “Underwriting” in the Prospectus Supplement, insofar as such statements relate to (a) electronic delivery of prospectuses, (b) the amount of selling concession and reallowance and (c) price stabilization and short positions, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

15.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this

Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company and the Underwriters agree that the Underwriters are acting as principals and not as the agents or fiduciaries of the Company and the Underwriters have not assumed and will not assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties.

17.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.           Miscellaneous.  UBS Securities LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

Lending affiliates of UBS Securities LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Securities LLC.  To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Securities LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Securities LLC.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST.  ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST, IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.

Very truly yours,

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard A. Doyle
	Name:	Richard A. Doyle
	Title:	Treasurer and Chief Financial Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

BANC OF AMERICA SECURITIES LLC

JEFFERIES & COMPANY, INC.

WELLS FARGO SECURITIES, LLC

By:	UBS SECURITIES LLC

	By:	/s/ Robert Crowell
		Name:	Robert Crowell
		Title:	Executive Director

	By:	/s/ Kristin Kusmierz
		Name:	Kristin Kusmierz
		Title:	Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes

UBS Securities LLC	$48,000,000
Banc of America Securities LLC	24,000,000
Jefferies & Company, Inc.	24,000,000
Wells Fargo Securities, LLC	24,000,000
Citigroup Global Markets Inc.	12,000,000
Morgan Keegan & Company, Inc.	12,000,000
Morgan Stanley & Co. Incorporated	12,000,000
RBC Capital Markets Corporation	12,000,000
BMO Capital Markets Corp.	2,462,000
BNY Mellon Capital Markets, LLC	2,462,000
Capital One Southcoast, Inc.	2,462,000
Comerica Securities, Inc.	2,462,000
Credit Agricole Securities (USA) Inc.	2,462,000
Daiwa Capital Markets America Inc.	2,462,000
ING Financial Markets, LLC	2,462,000
PNC Capital Markets LLC	2,461,000
RBS Securities Inc.	2,461,000
Scotia Capital (USA) Inc.	2,461,000
SunTrust Robinson Humphrey, Inc.	2,461,000
TD Securities (USA) LLC	2,461,000
U.S. Bancorp Investments, Inc.	2,461,000

Total	$200,000,000

A-1

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

Final Term Sheet, dated April 6, 2010.

B-1

SCHEDULE C

Significant Subsidiaries

SPTMRT Properties Trust

SNH/CSL Properties Trust

SNH/LTA Properties Trust

SNH Medical Office Properties Trust

SNH FM Financing Properties Trust

SNH FM Financing LLC

C-1

SCHEDULE D

Foreign Qualifications of the Company

Massachusetts

Foreign Qualifications of SPTMRT Properties Trust

Arizona

California

Florida

Massachusetts

Virginia

Foreign Qualifications of SNH/CSL Properties Trust

Massachusetts

Foreign Qualifications of SNH/LTA Properties Trust

Alabama

Kentucky

Pennsylvania

South Carolina

Tennessee

Virginia

Foreign Qualifications of SNH Medical Office Properties Trust

California

Florida

New York

Pennsylvania

Rhode Island

Texas

Virginia

Foreign Qualifications of SNH FM Properties Trust

N/A

Foreign Qualifications of SNH FM Properties LLC

Arizona

California

Florida

Georgia

D-1

Indiana

Kansas

Kentucky

Massachusetts

New Mexico

North Carolina

Ohio

Texas

Virginia

Wisconsin

D-2

SCHEDULE E

Maryland Significant Subsidiaries

SPTMRT Properties Trust

SNH/CSL Properties Trust

SNH/LTA Properties Trust

SNH Medical Office Properties Trust

SNH FM Financing Properties Trust

E-1

EXHIBIT A

CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, Richard A. Doyle, being the Chief Financial Officer of Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”), does hereby certify that:

I have supervised the compilation and reviewed the circled numbers contained in the pages attached as Schedule A included in or incorporated by reference in the Registration Statement, Prepricing Prospectus and the Prospectus.  Such information has been derived from the books and records of the Company and HRPT Medical Properties, and to the best of my knowledge and belief are accurate in all material respects as of the dates set forth in the Registration Statement, Prepricing Prospectus and the Prospectus.  I make no comment as to whether the foregoing information complies with the requirements of Regulation S-K.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 9th day of April, 2010.

Richard A. Doyle
Chief Financial Officer

A-1